UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2015

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On November 10, 2015, FS Energy and Power Fund (the “Company”) decreased its public offering price from $8.65 per share to $8.55 per share. The decrease in the public offering price was effective as of the Company’s November 11, 2015 weekly closing and first applied to subscriptions received from November 4, 2015 through November 10, 2015.

In accordance with the Company’s previously disclosed share pricing policy, the Company’s board of trustees determined that a reduction in the public offering price per share was warranted following a decline in the Company’s net asset value per share to an amount more than 2.5% below the Company’s then-current net offering price.

Cash Distributions

On November 11, 2015, the board of trustees (the “Board”) of the Company declared regular weekly cash distributions for January 2016 through March 2016.  The regular weekly cash distributions, each in the amount of $0.013625 per share, will be payable monthly to shareholders of record as of the weekly record dates set forth below.

Record Date	Payment Date	Distribution Amount
01/05/2016	01/27/2016	$0.013625
01/12/2016	01/27/2016	$0.013625
01/19/2016	01/27/2016	$0.013625
01/26/2016	01/27/2016	$0.013625
02/02/2016	02/24/2016	$0.013625
02/09/2016	02/24/2016	$0.013625
02/16/2016	02/24/2016	$0.013625
02/23/2016	02/24/2016	$0.013625
03/01/2016	03/30/2016	$0.013625
03/08/2016	03/30/2016	$0.013625
03/15/2016	03/30/2016	$0.013625
03/22/2016	03/30/2016	$0.013625
03/29/2016	03/30/2016	$0.013625

Certain Information About Distributions

The determination of the tax attributes of the Company’s distributions will be made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. The Company intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on Form 1099-DIV. The payment of future distributions on the Company’s common shares is subject to the discretion of the Board and applicable legal restrictions and, therefore, there can be no assurance as to the amount or timing of any such future distributions.

The Company may fund its cash distributions to shareholders from any sources of funds legally available to it, including expense reimbursements from Franklin Square Holdings, L.P., as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. The Company has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that the Company will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operations of the Company.  Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the U.S. Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	November 12, 2015	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President